EXHIBIT 3(ii)

BY-LAWS

OF

HNI CORPORATION

Adopted on September 7, 1960.
Amended on April 23, 1964, April 28, 1966, August 13, 1969, April 15, 1970,
February 12, 1976, July 23, 1976, January 11, 1977, February 13, 1977, April 18, 1977,
July 28, 1977, July 29, 1977, October 27, 1977, February 27, 1978, February 19, 1979,
August 1, 1979, March 3, 1980, April 30, 1980, October 29, 1980, August 3, 1982,
January 31, 1983, October 31, 1983, October 30, 1984, February 5, 1985, May 6, 1985,
February 4, 1986, August 5, 1986, February 15, 1988, July 7, 1988, March 13, 1990,
February 11, 1991, April 29, 1991, July 29, 1991, May 5, 1992, November 2, 1992,
May 11, 1993, February 14, 1994, May 10, 1994, November 13, 1995, May 14, 1996,
May 12, 1997, March 4, 1998, July 29, 1998, November 10, 2000, November 7, 2002,
February 12, 2003, May 5, 2003, November 7, 2003, February 11, 2004, August 2, 2004,
May 3, 2005, November 11, 2005, November 10, 2006, May 8, 2007, August 7, 2007 and November 7, 2008.

ARTICLE 1.  OFFICES AND PLACES OF BUSINESS

Section 1.01.  Principal Place of Business.  The principal place of business of the Corporation shall be located in such place, within or without the State of Iowa, as shall be fixed by or pursuant to authority granted by the Board of Directors from time to time.

Section 1.02.  Registered Office.  The registered office of the Corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, the same as its principal place of business.  The registered office may be changed from time to time by the Board of Directors as provided by law.

Section 1.03.  Other Places.  The Corporation may conduct its business, carry on its operations, have offices, carry out any or all of its purposes, and exercise any or all of its powers anywhere in the world, within or without the State of Iowa.

ARTICLE 2.  SHAREHOLDERS

Section 2.01.  Annual Meeting.  The annual meeting of the shareholders shall be held in each year at such time and place as shall be fixed by the Board of Directors or by the Chairman of the Board of Directors; provided, however, that the annual meeting shall not be scheduled on a legal holiday in the state where held.  Any previously scheduled annual meeting may be postponed by resolution of the Board of Directors and on public notice given prior to the date previously scheduled for such annual meeting.  At the annual meeting, the shareholders shall elect Directors as provided in Section 3.02 and may conduct any other business properly brought before the meeting.  (As amended 4/23/64, 8/1/79, 10/31/83, and 4/29/91.)

Section 2.02.  Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, may be called, and the time and place thereof fixed by the Board of Directors or by the holders of not less than 50 percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.  Business conducted at any special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting.  Any previously scheduled special meeting of shareholders may be postponed by resolution of the Board of Directors and public notice given prior to the date previously scheduled for such special meeting of shareholders. (As amended 4/23/64, 8/1/79, 4/29/91 and 11/7/03.)

Section 2.03.  Place of Shareholders' Meetings.  Any annual meeting or special meeting of shareholders may be held at any place, either within or without the State of Iowa.  The place of each meeting of shareholders shall be fixed as provided in these By-laws, or by a waiver or waivers of notice fixing the place of such meeting and signed by all shareholders entitled to vote at such meeting.  If no designation is made of the place of a meeting of shareholders, the place of meeting shall be the registered office of the Corporation in the State of Iowa.

Section 2.04.  Notice of Shareholders' Meetings.  Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (unless a longer period shall be required by law) nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.  (As amended 4/29/91.)

Section 2.05.  Closing of Transfer Books; Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least fifteen days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than fifteen days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the Board of Directors does not provide that the stock transfer books shall be closed and does not fix a record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the record date for such determination of shareholders shall be seventy days prior to the date fixed for such meeting or seventy days prior to the date of payment of such dividend, as the case may be.  When any record date is fixed for any determination of shareholders such determination of shareholders shall be made as of the close of business on the record date.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.  (As amended 4/30/80, 8/3/82 and 4/29/91.)

Section 2.06.  Voting List.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.  Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.  (As amended 4/29/91.)

Section 2.07.  Quorum of Shareholders.  Except as otherwise expressly provided by the Articles of Incorporation or these By-laws, a majority of the outstanding common shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders.

Section 2.08.  Adjourned Meetings.  Any meeting of shareholders may be adjourned from time to time and to any place, without further notice, by the chairman of the meeting or by the affirmative vote of the holders of a majority of the outstanding common shares entitled to vote and represented at the meeting, even if less than a quorum.  At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. (As amended 4/29/91.)

Section 2.09.  Vote Required for Action.  The vote required for the adoption of any motion or resolution or the taking of any action at any meeting of shareholders shall be as provided in the Articles of Incorporation.  However, action may be taken on the following procedural matters by the affirmative vote of the holders of a majority of the outstanding common shares entitled to vote and represented at the meeting, even if less than a quorum:  election or appointment of a Chairman or temporary Secretary of the meeting (if necessary), or adoption of any motion to adjourn or recess the meeting or any proper amendment of any such motion.  Whenever the minutes of any meeting of shareholders shall state that any motion or resolution was adopted or that any action was taken at such meeting of shareholders, such minutes shall be prima facie evidence that such motion or resolution was duly adopted or that such action was duly taken by the required vote, and such minutes need not state the number of shares voted for and against such motion, resolution, or action.

Section 2.10.  Proxies.  At all meetings of shareholders, a shareholder entitled to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  Each such proxy shall be filed with the Secretary of the Corporation or the person acting as Secretary of the meeting, before or during the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 2.11.  Shareholders' Voting Rights.  Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided in the Articles of Incorporation.  Voting rights for the election of Directors shall be as provided in Section 3.02 and in the Articles of Incorporation.  (As amended 2/12/76.)

Section 2.12.  Voting of Shares by Certain Holders.  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the By-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Treasury shares shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 2.13.  Organization.  The Chairman of the Board of Directors or the Lead Director or the President or a Vice-President, as provided in these By-laws, shall preside at each meeting of shareholders; but if the Chairman of the Board of Directors, the Lead Director, the President, and each Vice-President shall be absent or refuse to act, the shareholders may elect or appoint a Chairman to preside at the meeting.  The Secretary or an Assistant Secretary, as provided in these By-laws, shall act as Secretary of each meeting of shareholders; but if the Secretary and each Assistant Secretary shall be absent or refuse to act, the shareholders may elect or appoint a temporary Secretary to act as Secretary of the meeting. (As amended 4/23/64, 8/1/79 and 5/3/05.)

Section 2.14.  Waiver of Notice by Shareholders.  Whenever any notice whatsoever is required to be given to any shareholder of the Corporation under any provision of law or the Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time of the meeting or event of which notice is required, shall be deemed equivalent to the giving of such notice.  Neither the business to be conducted at, nor the purpose of, any annual or special meeting of shareholders need be specified in any waiver of notice of such meeting.  The attendance of any shareholder, in person or by proxy, at any meeting of shareholders shall constitute a waiver by such shareholder of any notice of such meeting to which such shareholder would otherwise be entitled, and shall constitute consent by such shareholder to the place, day, and hour of such meeting and all business which may be conducted at such meeting, unless such shareholder attends such meeting and objects at such meeting to any business conducted because the meeting is not lawfully called or convened.  (As amended 4/29/91.)

Section 2.15.  Postponement of Shareholders' Meetings.  Any meeting of the shareholders may be postponed prior to the record date by the Board of Directors or by the Chairman.  Written or printed notice of the postponement shall be delivered not less than 10 days nor more than 60 days before the date set for the meeting, either personally or by mail to each shareholder of record entitled to vote.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.  (As adopted 2/11/91.)

Section 2.16.  Notice of Shareholder Business and Nominations.

(a)	Annual Meeting of Shareholders.

(1)           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law.

(2)           For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Subsection 2.16(a)(1)(iii), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting of shareholders; provided, however, that, if the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than ninety days prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made.  Such shareholder's notice shall set forth:

(i)           as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and (B) a statement whether such person, if elected, intends to tender, promptly following such person's election or re-election and in accordance with Section 3.02 of these By-laws and the Corporation's Corporate Governance Guidelines, an irrevocable resignation that is effective ninety (90) days after the date of the certification of the election results upon such person's failure to receive the required vote for re-election at any future meeting at which such person would face re-election; and (As amended 5/08/07 and 11/7/08.)

(ii)            as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such shareholder in such business and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such shareholder and of such beneficial owner as they appear on the Corporation's books, and the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(3)           Notwithstanding anything in the second sentence of Subsection 2.16(a)(2) to the contrary, if the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all the nominees for Director or specifying the size of the increased Board of Directors at least seventy days prior to the first anniversary of the preceding year's annual meeting of shareholders, a shareholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the date on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Shareholders.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this By-law.  Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by Subsection 2.16(a)(2) is delivered to the Secretary at the principal executive offices of the Corporation no earlier than ninety days prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c)           Appointment of Inspectors.  The Chairman shall appoint one or more inspectors to act at a meeting of Shareholders and make a written report of the inspectors' determinations.  Each inspector shall sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability.  The inspector or inspectors shall:  (1) ascertain the number of shares outstanding and the voting power of each, (2) determine the shares represented at the meeting, (3) determine the validity of proxies and ballots, (4) count all votes, and (5) determine the results.  (As adopted 2/12/03.)

(d)           General.

(1)           Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as Directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws.  Except as otherwise provided by law, the Articles of Incorporation, or the By-laws of the Corporation, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded.  (As adopted 2/12/03).

(2)           The Chairman shall determine the order of business for the meeting and  shall have the authority to establish rules for the conduct of the meeting.  Such rules and the conduct of any meeting of shareholders shall be fair to the shareholders.  When elections are conducted at the meeting, the Chairman shall announce the meeting when the polls close for each matter upon which a vote is taken; if no such announcement is made, the polls will be deemed to have closed at the final adjournment of the meeting.  No ballots, proxies, votes or revocations or changes to any ballots, proxies or votes will be accepted after the polls have closed.  (As adopted 2/12/03.)

(3)           For purposes of this By-law, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(4)           Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law.  Nothing in this By-law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.  (As adopted 4/19/91.)

ARTICLE 3.  BOARD OF DIRECTORS

Section 3.01.  General Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors.  The Board of Directors may exercise all such powers of the Corporation and may do all such lawful acts and things as are not by law or the Articles of Incorporation or these By-laws expressly required to be exercised or done by the shareholders.

Section 3.02.  Election of Directors.

(a)           Subject to the Articles of Incorporation, the common shareholders shall elect one class of Directors at each annual meeting of shareholders.  At each election of Directors, each common shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of common shares owned by him and entitled to vote, for as many persons as the number of the class to be elected.  Cumulative voting shall not be permitted.  The election of Directors may be conducted by written ballot, but need not be conducted by written ballot unless required by a rule or motion adopted by the shareholders.  (As amended 2/12/76 and 5/08/07.)

 (b)           In an Uncontested Election, a nominee for Director who receives a greater number of votes "AGAINST" his or her election than votes "FOR" such election shall, to the extent permitted by law, resign no later than ninety (90) days after the date of the certification of the election results.  "Uncontested Election" shall mean any election of Directors of the Corporation other than a Contested Election.  "Contested Election" shall mean any election of Directors of the Corporation in which (i) the Secretary of the Corporation has received a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for Director set forth in Section 2.16 of these By-laws and (ii) such nomination has not been withdrawn by such shareholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for its meeting of shareholders. (As amended 5/08/07.)

Section 3.03.  Number, Terms, Classification, and Qualifications.  Subject to the Articles of Incorporation:

(a)           The number of Directors shall be thirteen.  (As amended 10/29/80, 1/31/83, 2/5/85, 8/5/86, 3/13/90, 5/5/92, 11/2/92, 5/11/93, 2/14/94, 5/10/94, 11/13/95, 5/14/96, 3/4/98, 7/29/98, 11/7/02, 2/12/03, 5/05/03, 11/07/03, 8/2/04, 5/3/05, 11/11/05 and 11/10/06.)

(b)           The Directors shall be divided into three classes, each of which shall be as nearly equal in number as possible.  The term of office of one class shall expire in each year.  At each annual meeting of the shareholders a number of Directors equal to the number of the class whose term expires at the annual meeting shall be elected for a term ending when Directors are elected at the third succeeding annual meeting.  Section 5.03 of the Articles of Incorporation shall apply if there is a failure in any one or more years to elect one or more Directors or to elect any class of Directors.  (As amended 2/4/86.)

(c)           The number of Directors may be increased or decreased from time to time by amendment of this Section, but no decrease shall have the effect of shortening the term of any incumbent Director.  Any new Directorships shall be assigned to classes, and any decrease in the number of Directors shall be scheduled, in such a manner that the three classes of Directors shall be as nearly equal in number as possible.

(d)           The term of each Director shall begin at the time of his election.  Unless sooner removed as provided in the Articles of Incorporation or elected to fill a vacancy with a shorter unexpired term pursuant to Section 3.04, each Director shall serve for a term ending when Directors are elected at the third succeeding annual meeting of shareholders.

However, any Director may resign at any time by delivering his written resignation to the Chairman, Lead Director, President, or Secretary of the Corporation.  The resignation shall take effect immediately upon delivery, unless it states a later effective date.  (As amended 8/1/79 and 5/3/05.)

(e)           Directors need not be residents of the State of Iowa or shareholders of the Corporation. (As amended 4/23/64, 4/15/70, 2/12/76, 7/23/76, 1/11/77, 4/18/77, 7/28/77, 7/29/77, 2/27/78, and 2/4/86.)

Section 3.04.  Vacancies in Board.  Any vacancy occurring in the Board of Directors for any reason, and any Directorship to be filled by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office even if less than a quorum (notwithstanding Sections 3.09 and 3.11).  Except as otherwise provided in Section 5.03 of the Articles of Incorporation, a Director elected as provided in this Section shall be elected for the unexpired term of his predecessor in office or the unexpired term of the class of Directors to which his new Directorship is assigned.  However, if a Director is elected to fill a vacancy caused by the resignation of a predecessor whose resignation has not yet become effective, the new Director's term shall begin when his predecessor's resignation becomes effective.  (As amended 4/23/64 and 2/12/76.)

Section 3.05.  Regular Meetings.  A regular meeting of the Board of Directors may be held without notice other than this Section, promptly after and at the same place as each annual meeting of shareholders.  Other regular meetings of the Board of Directors may be held at such time and at such places as shall be fixed by (or pursuant to authority granted by) resolution or motion adopted by the Board of Directors from time to time, without notice other than such resolution or motion.  However, unless both the time and place of a regular meeting shall be fixed by the Board of Directors, notice of such meeting shall be given as provided in Section 3.08.

Section 3.06.  Special Meetings.  Special meetings of the Board of Directors may be called, and the time and place thereof fixed, by the Chairman of the Board of Directors or the Lead Director or the President or the Secretary or by a majority of the Directors then in office.  (As amended 4/23/64, 8/1/79 and 5/3/05.)

Section 3.07.  Place of Meetings.  Any regular meeting or special meeting of the Board of Directors may be held at any place, either within or without the State of Iowa.  The place of each meeting of the Board of Directors shall be fixed as provided in these By-laws, or by waiver or waivers of notice fixing the place of such meeting and signed by all Directors then in office.  If no designation is made of the place of a meeting of the Board of Directors, the place of meeting shall be the registered office of the Corporation in the State of Iowa.

Section 3.08.  Notice of Special Meetings.  Written or printed notice stating the place, day, and hour of a special meeting of the Board of Directors shall be delivered before the time of the meeting, either personally or by mail or by telegram, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Director at his address as it appears on the records of the Corporation, with postage thereon prepaid.  If given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company, addressed to the Director at his address as it appears on the records of the Corporation.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of such meeting.  (As amended 7/7/88.)

Section 3.09.  Quorum.  Except as otherwise expressly provided by the Articles of Incorporation or these By-laws, a majority of the number of Directors fixed by these By-laws shall constitute a quorum at any meeting of the Board of Directors.

Section 3.10.  Adjourned Meetings.  Any meeting of the Board of Directors may be adjourned from time to time and to any place, without further notice, by the affirmative vote of a majority of the Directors present at the meeting, even if less than a quorum.  At any adjourned meeting at which a quorum shall be present, any business may be conducted which might have been transacted at the meeting as originally notified.  (As amended 4/29/91.)

Section 3.11.  Vote Required for Action.  Except as otherwise provided in these By-laws, the affirmative vote of a majority of the number of Directors fixed by these By-laws shall be required for and shall be sufficient for the adoption of any motion or resolution or the taking of any action at any meeting of the Board of Directors.  However, the following actions may be taken by the affirmative vote of a majority of the Directors present at the meeting, even if less than a quorum:  election or appointment of a Chairman or temporary Secretary of the meeting (if necessary), or adoption of any motion to adjourn or recess the meeting or any proper amendment of any such motion.  Whenever the minutes of any meeting of the Board of Directors shall state that any motion or resolution was adopted or that any action was taken at such meeting of the Board of Directors, such minutes shall be prima facie evidence that such motion or resolution was duly adopted or that such action was duly taken by the required vote, and such minutes need not state the number of Directors voting for and against such motion, resolution, or action.

Section 3.12.  Voting.  Each Director (including, without limiting the generality of the foregoing, any Director who is also an officer of the Corporation and any Director presiding at a meeting) may vote on any question at any meeting of the Board of Directors, except as otherwise expressly provided in these By-laws.  (As amended 4/23/64.)

Section 3.13.  Organization.  The Chairman of the Board of Directors or the Lead Director or the President or a Vice-President, as provided in these By-laws, shall preside at each meeting of the Board of Directors; but if the Chairman of the Board of Directors, the Lead Director, the President, and each Vice-President shall be absent or refuse to act, the Board of Directors may elect or appoint a Chairman to preside at the meeting.  The Secretary or an Assistant Secretary, as provided in these By-laws, shall act as Secretary of each meeting of the Board of Directors; but if the Secretary and each Assistant Secretary shall be absent or refuse to act, the Board of Directors may elect or appoint a temporary Secretary to act as Secretary of the meeting.  (As amended 4/23/64, 8/1/79 and 5/3/05.)

Section 3.14.  Rules and Order of Business.  The Board of Directors may adopt such rules and regulations, not inconsistent with applicable law or the Articles of Incorporation or these By-laws, as the Board of Directors deems advisable for the conduct of its meetings.  Except as otherwise expressly required by law or the Articles of Incorporation or these By-laws or such rules or regulations, meetings of the Board of Directors shall be conducted in accordance with Robert's Rules of Order, Revised (as further revised from time to time).  Unless otherwise determined by the Board of Directors, the order of business at the first meeting of the Board of Directors held after each annual meeting of shareholders, and at other meetings of the Board of Directors to the extent applicable, shall be as follows:

(1)           Roll call or other determination of attendance and quorum.
(2)	Proof of notice of meeting.
(3)	Reading and action upon minutes of preceding meeting and any other unapproved minutes.
(4)	Report of President.
(5)	Reports of other officers and committees.
(6)	Election of officers.
(7)	Unfinished business.
(8)	New business.
(9)	Adjournment.

Failure to comply with the requirements of this Section shall not affect the validity of any action taken at any meeting unless (a) specific and timely objection is made at the meeting and (b) the person complaining thereto sustains direct and material damage by reason of such failure.

Section 3.15.  Presumption of Assent.  A Director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.16.  Waiver of Notice by Directors.  Whenever any notice whatsoever is required to be given to any Director of the Corporation under any provision of law or the Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the Director or Directors entitled to such notice, whether signed before or after the time of the meeting or event of which notice is required, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in any waiver of notice of such meeting.  The attendance of any Director at any meeting of the Board of Directors shall constitute a waiver by such Director of any notice of such meeting to which such Director would otherwise be entitled, and shall constitute consent by such Director to the place, day, and hour of such meeting and all business which may be conducted at such meeting, unless such Director attends such meeting and objects at such meeting to any business conducted because the meeting is not lawfully called or convened.  (As amended 4/29/91.)

Section 3.17.  Informal Action by Directors.  Any action required by law or the Articles of Incorporation or these By-laws to be taken by vote of or at a meeting of the Board of Directors, or any action which may or could be taken at a meeting of the Board of Directors (or of a committee of Directors), may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Directors then in office (or all of the members of such committee, as the case may be).  Such consent shall have the same force and effect as unanimous vote.  The signing by each such Director (or by each member of such committee) of any one of several duplicate originals or copies of the instrument evidencing such consent shall be sufficient.  The written instrument or instruments evidencing such consent shall be filed with the Secretary, and shall be kept by the Secretary as part of the minutes of the Corporation.  Such action shall be deemed taken on the date of such written instrument or instruments as stated therein, or on the date of such filing with the Secretary, whichever of such two dates occurs first.  (As amended 4/23/64.)

Section 3.18.  Committees.  The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of Directors fixed by Section 3.03, may designate one or more committees (including, without limiting the generality of the foregoing, an Executive Committee).  Each committee shall consist of two or more Directors elected or appointed by the Board of Directors.  To the extent provided in such resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, any such committee shall have and may exercise, when the Board of Directors is not in session, all the authority and powers of the Board of Directors.  However, no committee shall have or exercise any authority prohibited by law.

No member of any committee shall continue to be a member thereof after he ceases to be a Director of the Corporation.

Unless otherwise ordered by the Board of Directors, the affirmative vote or consent in writing of all members of a committee shall be required for the adoption of any motion or resolution or the taking of any action by any such committee, except that an alternate member may take the place of any absent member to the extent hereinafter provided.

The Board of Directors may elect or appoint one or more Directors as alternate members of any such committee.  Any such alternate member may take the place of any absent member, upon request by the Chairman of the Board of Directors or the Lead Director or the President or the Chairman of such committee.  The vote or consent in writing of such alternate member in the absence of such member shall have the same effect as the vote or consent in writing of such member.  (As amended 8/1/79 and 5/3/05.)

The Board of Directors may at any time increase or decrease the number of members of any committee, fill vacancies therein, remove any member thereof, adopt rules and regulations therefor, or change the functions or terminate the existence thereof.  The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any Director of any responsibility imposed by law.  (As amended 4/23/64.)

Section 3.19.  Compensation.  The Board of Directors may fix or provide for reasonable compensation of any or all Directors for services rendered to the Corporation as Directors,  including, without limiting the generality of the  foregoing, payment of expenses of attendance at meetings of the Board of Directors or committees, payment of a fixed sum for attendance at each meeting of the Board of Directors or a committee, salaries, bonuses, pensions, pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans (subject to approval of the shareholders if required by law), and other incentive, insurance, and welfare plans, whether or not on account of prior services rendered to the Corporation.  No such compensation shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  (As amended 2/11/04.)

ARTICLE 4.  OFFICERS

Section 4.01.  Number and Designation.  The officers of the Corporation shall be a Chairman of the Board of Directors, a Lead Director of the Board of Directors, a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors deems advisable.  (As amended 4/23/64, 8/1/79, 2/11/04 and 5/3/05.)

Section 4.02.  Election or Appointment of Officers.  At the first meeting of the Board of Directors held after each annual meeting of shareholders, the Board of Directors shall elect the officers specifically referred to in Section 4.01, and shall elect or appoint such other officers and agents as the Board deems advisable.  If in any year the election of officers does not take place at such meeting, such election shall be held as soon thereafter as may be convenient.  In addition, the Board of Directors may from time to time elect, appoint, or authorize any officer to appoint such other officers and agents as the Board deems advisable.  Any election may be conducted by ballot, but need not be conducted by ballot unless required by a rule, regulation, or motion adopted by the Board of Directors.  (As amended 3/3/80 and 2/11/04.)

Section 4.03.  Tenure and Qualifications.  Each officer, unless sooner removed as provided in Section 4.04, shall hold office until his successor shall be elected or appointed and shall qualify.  However, any officer may resign at any time by filing his written resignation with the President or Secretary of the Corporation; and such resignation shall take effect immediately upon such filing, unless a later effective date is stated therein.  Officers need not be residents of the State of Iowa or Directors or shareholders of the Corporation.  Any two or more offices may be held by the same person.

Section 4.04.  Removal.  Any officer or agent of the Corporation may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.05.  Vacancies.  Any vacancy occurring in any office for any reason may be filled by the Board of Directors.

Section 4.06.  Duties and Powers of Officers.  Except as otherwise expressly provided by law or the Articles of Incorporation or these By-laws, the duties and powers of all officers and agents of the Corporation shall be determined and defined from time to time by the Board of Directors.  Unless otherwise determined by the Board of Directors, the officers referred to in the following Sections shall have the duties and powers set forth in the following Sections, in addition to all duties and powers of such officers prescribed by law or by the Articles of Incorporation or other provisions of these By-laws.  However, the Board of Directors may from time to time alter, add to, limit, transfer to another officer or agent, or abolish any or all of the duties and powers of any officer or agent of the Corporation (including, without limiting the generality of the foregoing, the duties and powers set forth in the following Sections and in other provisions of these By-laws).  Any person who holds two or more offices at the same time may perform or exercise any or all of the duties and powers of either or both of such offices in either or both of such capacities.

Section 4.07.  Chairman of the Board of Directors; Lead Director; Chief Executive Officer; President.

(a)           The Chairman of the Board of Directors shall preside at all meetings of shareholders and of the Board of Directors.  He shall be responsible for making recommendations concerning Board policies and committees, shall maintain Board liaison with the Chief Executive Officer and the President, and, when required, because of the inability of the Chief Executive Officer to act or otherwise, shall have the same powers as the Chief Executive Officer on behalf of the Corporation.  He may from time to time, unless otherwise ordered by the Board, authorize or direct the Lead Director, Chief Executive Officer or President to perform any of the duties or exercise any of the powers of the Chairman.  (As amended 10/27/77, 10/30/84, 2/15/88, 7/29/91, 2/12/03 and 5/3/05.)

(b)           The Lead Director shall preside at meetings of the shareholders or of the Board in the absence of the Chairman.  He shall also perform such other duties as the Chairman may authorize or direct.  (As amended 7/29/91 and 5/3/05.)

(c)           The Chief Executive Officer shall be the principal executive officer of the Corporation.  Subject only to the Board of Directors, he shall be in charge of the business of the Corporation; he shall see that all Corporation policies and all orders and resolutions of the Board are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, he shall discharge all duties incident to the office of the chief executive officer of the Corporation and such other duties as may be prescribed by the Board from time to time.  In the absence of the Chairman and Lead Director, the Chief Executive Officer shall preside at meetings of shareholders and of the Board.  (As amended 2/12/03 and 5/3/05.)

(d)           The President shall be the principal operating officer of the Corporation and, subject only to the Board of Directors and to the Chief Executive Officer, he shall have the general authority over and general management and control of the property, business and affairs of the Corporation.  In general, he shall discharge all duties incident to the office of the principal operating officer of the Corporation and such other duties as may be prescribed by the Board of Directors and the Chief Executive Officer from time to time.  In the absence of the Chairman, Lead Director, and Chief Executive Officer, the President shall preside at all meetings of shareholders and Board of Directors.  In the absence of the Chairman and the Chief Executive Officer or in the event of their disability, or inability to act, or to continue to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the office of the Chief Executive Officer.  Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws, he may employ, appoint and discharge such employees, agents, attorneys and accountants (except the certified public accountants appointed by the Audit Committee of the Board as the independent auditor for the Corporation) for the Corporation as he deems necessary or advisable, and shall prescribe their authority, duties, powers, and compensation, including, if appropriate, the authority to perform some or all of the duties or exercise some or all of the powers of the President; and may make and enter into on behalf of the Corporation all deeds, conveyances, mortgages, leases, contracts, agreements, bonds, reports, releases, and other documents or instruments which may in his judgment be necessary or advisable in the ordinary course of the Corporation's business or which shall be authorized by the Board.  (As amended 7/29/91, 2/12/03, 2/11/04 and 5/3/05.)

Section 4.08.  Vice-Presidents.  Two or more Vice Presidents, one or more of whom may also be designated as Executive Vice President or Senior Vice President, each of whom shall have such duties and powers as may be prescribed from time to time by the President or the Board of Directors.  (As amended 4/23/64, 10/27/77 and 11/10/00.)

Section 4.09.  Secretary.  The Secretary:

(a)           shall, when present, act as Secretary of each meeting of the shareholders and of the Board of Directors;

(b)           shall keep as permanent records the minutes of the meetings of the shareholders and the Board of Directors, a record of all actions taken by the shareholders and the Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation in one or more books provided for that purpose; (As amended 2/12/03.)

(c)           shall see that all notices are duly given and that lists of shareholders are made and filed as required by law or the Articles of Incorporation or these By-laws;

(d)           shall be custodian of and authenticate the corporate records of the Corporation as required by the Iowa Business Corporation Act and the seal of the Corporation and shall, when duly authorized, see that the seal is affixed to any instrument requiring it; (As amended 2/12/03.)

(e)           shall keep a record of the Directors, giving the names and business addresses of all Directors; and (As amended 4/23/64, 2/19/79 and 2/12/03.)

(f)           shall have all the usual duties and powers of the Secretary of a corporation and such duties and powers as may be prescribed from time to time by the Chief Executive Officer, the President or the Board of Directors.  (As amended 2/19/79 and 2/12/03.)

Section 4.10.  Treasurer.  The Treasurer:

(a)           shall have charge and custody of and be responsible for all funds, securities, and evidences of indebtedness belonging to the Corporation;

(b)           shall receive and give receipts for moneys due and payable to the Corporation from any source whatever;

(c)           shall see that all such moneys are deposited in the name of and to the credit of the Corporation in such depositories as shall be designated by or pursuant to authority granted by the Board of Directors;

(d)           shall cause the funds of the Corporation to be disbursed when and as duly authorized to do so;

(e)           shall see that correct and complete books of account and financial statements are kept and prepared in accordance with generally accepted accounting principles except to the extent such duties are assigned by the President to other officers or employees of the Corporation; (As amended 2/13/77.)

(f)           shall have all the usual duties and powers of the Treasurer of a corporation and such duties and powers as may be prescribed from time to time by the President or the Board of Directors; (As amended 2/13/77.)

(g)           shall keep at the registered office or principal place of business of the Corporation a record of its shareholders (which shall be part of the stock transfer books of the Corporation), giving the names and addresses of all shareholders and the number and class of the shares held by each; and (As amended 2/19/79.)

(h)           shall have charge of the stock transfer books of the Corporation, and shall record the issuance and transfer of shares, except to the extent that such duties shall be delegated by the Board of Directors to a transfer agent or registrar.  (As amended 2/19/79.)

Section 4.11.  Assistant Secretaries.  In the absence of the Secretary or in the event of his death or inability or refusal to act, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order designated by the Board of Directors from time to time, or, in the absence of any such designation, in the order in which their names shall appear in the minutes showing their election) shall perform the duties and exercise the powers of the Secretary.  Each Assistant Secretary shall also have such duties and powers as may be prescribed from time to time by the Secretary or the President or the Board of Directors.  (As amended 4/23/64.)

Section 4.12.  Assistant Treasurers.  In the absence of the Treasurer or in the event of his death or inability or refusal to act, the Assistant Treasurer (or, if there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors from time to time, or, in the absence of any such designation, in the order in which their names shall appear in the minutes showing their election) shall perform the duties and exercise the powers of the Treasurer.  Each Assistant Treasurer shall also have such duties and powers as may be prescribed from time to time by the Treasurer or the President or the Board of Directors.  (As amended 4/23/64.)

Section 4.13.  Compensation.  The Board of Directors may fix or provide for, or may authorize any officer to fix or provide for, reasonable compensation of any or all of the officers, except the Chief Executive Officer, and agents of the Corporation, including, without limiting the generality of the foregoing, salaries, bonuses, payment of expenses, pensions, pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans (subject to approval of the shareholders if required by law), and other incentive, insurance, and welfare plans, whether or not on account of prior services rendered to the Corporation.  The compensation of the Chief Executive Officer shall be set by the Human Resources and Compensation Committee in

connection with the independent directors who are not members of that Committee.  (As amended 4/23/64 and 2/11/04.)

Section 4.14.  Bond.  The Board of Directors may require an officer or agent to give a bond for the faithful performance of his duties, in such amount and with such surety or sureties as the Board of Directors deems advisable.

ARTICLE 5.  SHARES AND CERTIFICATES

Section 5.01.  Issuance of and Consideration for Shares.  Shares and securities convertible into shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, and may be issued to such persons as may be designated from time to time by or pursuant to authority granted by the Board of Directors, except as otherwise required by law or the Articles of Incorporation or these By-laws.  (As amended 5/12/97.)

Section 5.02.  Restrictions on Issuance of Shares and Certificates.  No share of the Corporation shall be issued until such share is fully paid as provided by law.  (As amended 5/12/97.)

No fractional share or certificate representing any fractional share shall be issued unless expressly authorized by the Board of Directors.  (As amended 8/7/07.)

With respect to certificated shares, if any, no new certificate shall be issued in place of any certificate until the old certificate for a like number of shares shall have been surrendered and cancelled and a new certificate requested, except as otherwise provided in Section 5.04.  (As amended 8/7/07.)

Section 5.03.  Certificates Representing Shares.

(a)    At the election of the Board of Directors, ownership of shares may be evidenced by a certificate or certificates representing the shares of the Corporation owned by him.  Certificates representing shares of the Corporation shall be in such form as shall be determined by or pursuant to authority granted by the Board of Directors.  Each certificate shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, and the corporate seal may be affixed thereto.  All certificates shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, and the number and class of shares and date of issuance, shall be entered on the stock transfer books of the Corporation.  (As amended 8/7/07.)

(b)    Notwithstanding Section 5.03(a) hereof, the Board of Directors may authorize the issuance of some or all shares without certificates.  The authorization does not affect the shares already represented by certificates until they are surrendered to the Corporation.  At the time of issuance or transfer of shares without certificates, the Corporation shall send the shareholders a written statement of the information required under the Iowa Business Corporations Act.  (As amended 8/7/07.)

Section 5.04.  Lost, Destroyed, Stolen, or Mutilated Certificates.  With respect to certificated shares, if any, the Board of Directors may authorize a new certificate to be issued in place of any certificate alleged to have been lost, destroyed, or stolen, or which shall have been mutilated, upon production of such evidence and upon compliance with such conditions as the Board of Directors may prescribe.  (As amended 8/7/07.)

    Section 5.05.  Transfer of Shares.  Shares of the Corporation shall be transferable only on the stock transfer books of the Corporation, by the holder of record thereof or by his duly authorized attorney or legal representative (who shall furnish such evidence of authority to transfer as the Corporation or its agent may reasonably require), upon compliance with the customary procedures for transferring shares in uncertificated form or surrender to the Corporation for cancellation of the certificate representing such shares, duly endorsed or with a proper written assignment or power of attorney duly executed and attached thereto, and with such proof of the authenticity of signatures as the Corporation or its agent may reasonably require.  The Corporation shall cancel the old certificate, issue a new certificate to the person entitled thereto, and record the transaction on its stock transfer books.  However, if the applicable law permits shares to be transferred in a different manner, then to the extent required to comply with such law all references in this Section to "shares" shall mean the rights against the Corporation inherent in or arising out of such shares.  (As amended 8/7/07.)

    Section 5.06.  Shareholders of Record; Change of Name or Address.  The Corporation shall be entitled to recognize the exclusive right of a person shown on its stock transfer books as the holder of shares to receive notices and dividends, to vote as such holder, and to have and exercise all other rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or constructive notice thereof.  Unless the context or another provision of these By-laws clearly indicates otherwise, all references in these By-laws to "shareholders" and "holders" shall mean the shareholders of record as shown on the stock transfer books of the Corporation.

Each shareholder and each Director shall promptly notify the Secretary in writing of his correct address and any change in his name or address from time to time.  If any shareholder or Director fails to give such notice, neither the Corporation nor any of its Directors, officers, agents, or employees shall be liable or responsible to such shareholder or Director for any error or loss which might have been prevented if such notice had been given. (As amended 4/23/64.)

Section 5.07.  Regulations.  The Board of Directors may adopt such rules and regulations, not inconsistent with applicable law or the Articles of Incorporation or these By-laws, as it deems advisable concerning the issuance, transfer, conversion, and registration of certificates, if any, representing shares of the Corporation.  (As amended 8/7/07.)

ARTICLE 6.  GENERAL PROVISIONS

Section 6.01.  Seal.  The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Iowa".  The seal may be affixed by causing it or a facsimile thereof to be impressed or reproduced or otherwise.

Section 6.02.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time.

Section 6.03.  Dividends.  The Board of Directors may from time to time declare, and the Corporation may pay, dividends on the outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

Section 6.04.  Execution of Documents and Instruments.  All deeds and conveyances of real estate, mortgages of real estate, and leases of real estate (for an initial term of five years or more) to be executed by the Corporation shall be signed in the name of the Corporation by the Chairman of the Board of Directors or the Lead Director or the Chief Executive Officer or the President or a Vice-President and signed or attested by the Secretary or an Assistant Secretary, and the corporate seal shall be affixed thereto.

All other documents or instruments to be executed by the Corporation (including, without limiting the generality of the foregoing, contracts, agreements, bonds, reports, notices, releases, promissory notes, and evidences of indebtedness; and deeds, conveyances, mortgages, and leases other than those referred to in the preceding sentence) shall be signed in the name of the Corporation by any one or more of the officers of the Corporation, with or without the corporate seal.

However, from time to time the Board of Directors or the Chairman of the Board of Directors or the Lead Director or the Chief Executive Officer or the President may alter, add to, limit, transfer to another officer or agent, or abolish the authority of any officer or officers to sign any or all documents or instruments, or may authorize the execution of any document or instrument by any person or persons, with or without the corporate seal, and such action may be either general or confined to specific instances.  (As amended 4/23/64, 8/1/79, 2/11/04 and 5/3/05.)

Section 6.05.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by or pursuant to authority granted by the Board of Directors.  Such authorization may be either general or confined to specific instances.

Section 6.06.  Checks and Drafts.  All checks and drafts issued in the name of the Corporation shall be signed by such person or persons and in such manner as shall be authorized by or pursuant to authority granted by the Board of Directors.

Section 6.07.  Voting of Shares Owned by Corporation.  Any shares or securities of any other corporation or company owned by this Corporation may be voted at any meeting of shareholders or security holders of such other corporation or company by the Chairman of the Board of Directors of this Corporation.  Whenever in the judgment of the Chairman of the Board of Directors it shall be advisable for the Corporation to execute a proxy or waiver of notice or to give a consent with respect to any shares or securities of any other corporation or company owned by this Corporation, such proxy, waiver, or consent shall be executed in the name of this Corporation, as directed by the Chairman of the Board of Directors, without necessity of any authorization by the Board of Directors.  Any person or persons so designated as the proxy or proxies of this Corporation shall have full right, power, and authority to vote such shares or securities on behalf of this Corporation.  In the absence of the Chairman of the Board of Directors or in the event of his death or inability to act, the Lead Director may perform the duties and exercise the powers of the Chairman of the Board of Directors under this Section.  The provisions of this Section shall be subject to any specific directions by the Board of Directors.  (As amended 4/23/64, 8/1/79 and 5/3/05.)

Section 6.08.  Director Conflict of Interest.

(a)           A conflict of interest transaction is a transaction with the corporation in which a
Director of the Corporation has a direct or indirect interest.  A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one of the following is true:

(1)           The material facts of the transaction and the Director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or ratified the transaction.

(2)           The material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and the shareholders authorized, approved or ratified the transaction.

(3) The transaction was fair to the Corporation.

(b)           For purposes of these By-laws, a Director of the Corporation has an indirect interest in a transaction if either of the following is true:

(1)          Another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction.

(2)         Another entity of which the Director is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors of the Corporation.

(c)    For purposes of subsection a(1), a conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors or on the committee, who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved or ratified under this section by a single Director.  If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action.  The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under subsection (a)(1), if the transaction is otherwise authorized, approved or ratified as provided in that subsection.

(d)    For purposes of subsection (a)(2), a conflict of interest is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection.  Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in subsection (b)(1) shall not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under subsection (a)(2).  The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of these By-laws.  A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this section.  (As adopted 2/12/03.)

Section 6.09.  Limitation of Officers' Liability.  An officer shall not be liable as an officer to the Corporation or its shareholders for any decision to take or not to take action, or any failure to take any action, if the duties of the officer are performed in compliance with the standards of conduct for officers prescribed in the Iowa Business Corporation Act. (As amended 2/12/03.)

Section 6.10.  Indemnification.  The Corporation may indemnify a Director or officer of the Corporation who is a party to a proceeding against liability incurred by such Director or officer in the proceeding to the maximum extent now or hereafter permitted by and in the manner prescribed by the Iowa Business Corporation Act, including the advancement of expenses.  Without limiting the generality of the foregoing, the Corporation may enter into indemnification agreements consistent with the Iowa Business Corporation Act with each Director of the Corporation and such officers of the Corporation as the Board of Directors deems appropriate from time to time. (As amended 2/12/03.)

Section 6.11.  Reliance on Documents.  Each Director and officer shall, in the performance of his duties, be fully protected in relying and acting in good faith upon the books of account or other records of the Corporation, or reports made or financial statements presented by any officer of the Corporation or by an independent public or certified public accountant or firm of such accountants or by an appraiser selected with reasonable care by the Board of Directors or by any committee thereof; and each Director and officer is hereby expressly relieved from any liability which might otherwise exist or arise from or in connection with any such action.

Section 6.12.  Effect of Partial Invalidity.  If a court of competent jurisdiction shall adjudge to be invalid any clause, sentence, paragraph, section, or part of the Articles of Incorporation or these By-laws, such judgment or decree shall not affect, impair, invalidate, or nullify the remainder of the Articles of Incorporation or these By-laws, but the effect thereof shall be confined to the clause, sentence, paragraph, section, or part so adjudged to be invalid.

Section 6.13.  Definitions.  Any word or term which is defined in the Iowa Business Corporation Act shall have the same meaning wherever used in the Articles of Incorporation or in these By-laws, unless the context or another provision of the Articles of Incorporation or these By-laws clearly indicates otherwise.  Wherever used in the Articles of Incorporation or in these By-laws, unless the context or another provision of the Articles of Incorporation or these By-laws clearly indicates otherwise, the use of the singular shall include the plural, and vice versa; and the use of any gender shall be applicable to any other gender.  Wherever used in the Articles of Incorporation or in these By-laws, the word "written" shall mean written, typed, printed, duplicated, or reproduced by any process.  (As amended 4/23/64.)

Section 6.14.  Authority to Carry Out Resolutions and Motions.  Each resolution or motion adopted by the shareholders or by the Board of Directors shall be deemed to include the following provision, unless the resolution or motion expressly negates this provision:  The officers of the Corporation are severally authorized on behalf of the Corporation to do all acts and things which may be necessary or convenient to carry out this resolution (motion), including, without limitation, the authority to make, execute, seal, deliver, file, and perform all appropriate contracts, agreements, certificates, documents, and instruments.

The foregoing provision shall automatically be a part of the resolution or motion even though not stated in the minutes; and any officer may state or certify that the foregoing provision is included in the resolution or motion.  (Added entire section 8/3/82.)

ARTICLE 7.  AMENDMENTS

Section 7.01.  Reservation of Right to Amend.  The Corporation expressly reserves the right from time to time to amend these By-laws, in the manner now or hereafter permitted by the provisions of the Articles of Incorporation and these By-laws, whether or not such amendment shall constitute or result in a fundamental change in the purposes or structures of the Corporation or in the rights or privileges of shareholders or others or in any or all of the foregoing.  All rights and privileges of shareholders or others shall be subject to this reservation.  Wherever used in these By-laws with respect to the By-laws, the word "amend," "amended," or "amendment" includes and applies to the amendment, alteration, or repeal of any or all provisions of the By-laws or the adoption of new By-laws.  (As amended 4/28/66.)

Section 7.02.  Procedure to Amend.  Any amendment to these By-laws may be adopted at any meeting of the Board of Directors by the affirmative vote of a majority of the number of Directors fixed by Section 3.03.  No notice of any proposed amendment to the By-laws shall be required.  (As amended 4/28/66.)